UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

KERYX BIOPHARMACEUTICALS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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KERYX BIOPHARMACEUTICALS, INC.

750 Lexington Avenue

New York, New York 10022

Dear Stockholder:

You are cordially invited to our 2005 Annual Meeting of Stockholders, to be held at 10:00 a.m. local time, on June 8, 2005, at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016. At the meeting, the stockholders will be asked (i) to elect seven directors, each of whom currently serves as a member of our Board of Directors, for an additional term of one year and (ii) to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005. You will also have the opportunity to ask questions and make comments at the meeting. Enclosed with this letter are the following documents: (1) the Notice of 2005 Annual Meeting of Stockholders, (2) our 2004 Annual Report and (3) our Proxy Statement and related voting card.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking the enclosed proxy card.  If you do attend the meeting and wish to vote in person, you may revoke your proxy at the meeting.

If you have any questions about the Proxy Statement or the accompanying 2004 Annual Report, please contact Ron Bentsur, our Vice President, Finance and Investor Relations, Secretary and Treasurer, at (212) 531-5965.

We look forward to seeing you at the 2005 Annual Meeting.

Sincerely,

Michael S. Weiss
Chairman and Chief Executive Officer

April 26, 2005 New York, New York

KERYX BIOPHARMACEUTICALS, INC.

750 Lexington Avenue

New York, New York 10022

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

The 2005 Annual Meeting of Stockholders of Keryx Biopharmaceuticals, Inc. will be held at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016, on Wednesday, June 8, 2005, at 10:00 a.m., local time. At the meeting, stockholders will consider and act on the following items:

1. The election of seven directors, each of whom currently serves as a member of our Board of Directors, for an additional term of one year;

2. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005; and

3. The transaction of any other business that may properly come before the 2005 Annual Meeting or any adjournment of the 2005 Annual Meeting.

Only those stockholders of record as of the close of business on April 15, 2005, are entitled to vote at the 2005 Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the 2005 Annual Meeting will be available for your inspection beginning May 27, 2005, at our offices located at 750 Lexington Avenue, New York, New York 10022, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

YOUR VOTE IS IMPORTANT

You may vote your shares by completing and returning the enclosed proxy card. Submitting your proxy card does not affect your right to vote in person if you decide to attend the 2005 Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the 2005 Annual Meeting. You may revoke your proxy at any time before its exercise at the 2005 Annual Meeting (i) by delivering written notice to our Secretary, Ron Bentsur, at our address above, (ii) by submitting a later dated proxy card, or (iii) by attending the 2005 Annual Meeting to vote in person. No revocation under clauses (i) or (ii) shall be effective unless written notice is received by the Secretary at or before the 2005 Annual Meeting.

When you submit your proxy card, you authorize Michael S. Weiss and Ron Bentsur to vote your shares at the 2005 Annual Meeting and any adjournments in accordance with your instructions.

By Order of the Board of Directors,

Ron Bentsur
Secretary

April 26, 2005

New York, New York

KERYX BIOPHARMACEUTICALS, INC.

750 Lexington Avenue

New York, New York 10022

Phone: (212) 531-5965

Fax: (212) 531-5961

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about April 26, 2005, to the owners of shares of common stock of Keryx Biopharmaceuticals, Inc. (the “Company,” “our,” “we,” or “Keryx”) as of April 15, 2005, in connection with the solicitation of proxies by our Board of Directors for our 2005 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will take place at the offices of our legal counsel, Alston & Bird LLP, located at 90 Park Avenue, New York, New York 10016 on Wednesday, June 8, 2005, at 10:00 a.m., local time. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	1
What is the purpose of the Annual Meeting?	1
Who is entitled to vote at our Annual Meeting?	1
How do I vote?	1
What is a proxy?	1
How will my shares be voted if I vote by proxy?	1
How do I revoke my proxy?	1
Is my vote confidential?	2
How are votes counted?	2
What constitutes a quorum at the Annual Meeting?	2
What vote is required to elect our new directors?	2
What vote is required to ratify KPMG LLP as our independent registered public accounting firm for fiscal year 2005?	2
What percentage of our outstanding common stock do our directors and executive officers own?	3
Who is our independent public accountant? Will they be represented at the Annual Meeting?	3
How can I obtain a copy of our annual report on Form 10-K?	3
CORPORATE GOVERNANCE	4
Our Board of Directors	4
Communicating with the Board of Directors	5
Audit Committee	5
Compensation Committee	6
Nominating Process	6
Code of Ethics	7
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	7
Audit Fees	7
Audit-Related Fees	7
Tax Fees	7
All Other Fees	7
Pre-Approval of Services Provided by KPMG	8
REPORT OF THE AUDIT COMMITTEE	8
OUR EXECUTIVE OFFICERS	10
Executive Officers	10
Employment Agreements	10
EXECUTIVE COMPENSATION	13
Summary Compensation Table	13
Option Grants in Last Fiscal Year	13
Aggregated Option/SAR Exercises in Fiscal Year 2004 and Fiscal Year-End Option/SAR Values	14
Equity Compensation Plan Information	14
REPORT OF THE COMPENSATION COMMITTEE	15
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	17
COMMON STOCK PERFORMANCE GRAPH	18
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	19
RELATED-PARTY TRANSACTIONS	20
STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS	21
PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES	23
Certain Information Concerning the Director Nominees	23
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25
ADDITIONAL INFORMATION	26
Householding of Annual Meeting Materials	26
Shareholder Proposals for our 2006 Annual Meeting	26
Other Matters	26
Solicitation of Proxies	26
Incorporation of Information by Reference	26

QUESTIONS AND ANSWERS

Q.  What is the purpose of the Annual Meeting?

A.

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of 2005 Annual Meeting of Stockholders accompanying this Proxy Statement, including (i) the re-election of our seven current directors, and (ii) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005.

Q.  Who is entitled to vote at our Annual Meeting?

A.

The record holders of our common stock at the close of business on the record date, April 15, 2005, may vote at the Annual Meeting. Each share of our common stock is entitled to one vote. There were 31,504,180 shares of common stock outstanding on the record date and entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, including the address of and number of shares held by each stockholder of record, will be available for your inspection beginning May 27, 2005, at our offices located at 750 Lexington Avenue, New York, New York 10022, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day.

Q.  How do I vote?

A.

You may vote in person at the Annual Meeting or by completing and returning the enclosed proxy card.  To vote, simply mark, sign and date the enclosed proxy card, and return it in the enclosed postage-paid envelope. Alternatively, you may deliver your proxy card to us in person, by facsimile at (212) 531-5961 or by a courier to our offices at the address above.  If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the broker, bank, or nominee describing how to vote your shares.

Q.  What is a proxy?

A.

A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares of common stock may be voted.  If you vote by proxy, you will be designating Michael S. Weiss, our Chief Executive Officer, and Ron Bentsur, our Vice President, Finance and Investor Relations and Secretary, as your proxies. They may act on your behalf and have the authority to appoint a substitute to act as proxy.

Q.  How will my shares be voted if I vote by proxy?

A.

Your proxy will be voted according to the instructions you provide on your executed proxy card. If you complete and return your proxy card but do not otherwise provide instructions, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, and (ii) “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2005. Presently, our Board of Directors does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q.  How do I revoke my proxy?

A.

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

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notifying our Secretary, Ron Bentsur, in writing that you are revoking your proxy;

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executing and returning to our Secretary, Ron Bentsur, a later dated proxy card; or

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attending and voting by ballot at the Annual Meeting.

Q.  Is my vote confidential?

A.

Yes. All votes remain confidential, unless you indicate otherwise.

Q.  How are votes counted?

A.

Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspectors will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspectors also will receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting.  They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter will not be considered as votes “for” or “against” that particular matter.  These shares will be treated as present for purposes of determining the existence of a quorum and may be entitled to vote on other matters at the Annual Meeting.

Q.  What constitutes a quorum at the Annual Meeting?

A.

In accordance with Delaware law (the law under which we are incorporated) and our Amended and Restated Bylaws, the presence at the Annual Meeting, by proxy or in person, of the holders of a majority of the shares of our common stock outstanding on the record date constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called meeting.

Q.  What vote is required to elect our directors for an additional one-year term?

A.

The affirmative vote of a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director.  “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors.  Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q.  What vote is required to ratify KPMG LLP as our independent registered public accounting firm for fiscal year 2005?

A.

The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2005. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes will not have the effect of a vote against this proposal as they are not considered to be entitled to vote on this matter.

Q.  What percentage of our outstanding common stock do our directors and executive officers own?

A.

As of December 31, 2004, our directors and executive officers owned approximately 24.3% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 21 for more details.

Q.  Who is our independent public accountant? Will they be represented at the Annual Meeting?

A.

KPMG LLP, our current independent registered public accounting firm, has served as our independent registered public accounting firm since 1999. Our Audit Committee has approved the retention of KPMG LLP to audit our financial statements for the year ending December 31, 2005, and our Board of Directors has asked the stockholders to ratify KPMG LLP as our independent registered public accounting firm.  We expect a representative of KPMG LLP to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q.  How can I obtain a copy of our annual report on Form 10-K?

A.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2004, with the Securities and Exchange Commission, or the SEC. You may obtain, free of charge, a copy of our Annual Report on Form 10-K, including financial statements, financial statement schedules and exhibits, by writing to our Secretary, Ron Bentsur or via e-mail at info@keryx.com. Upon request, we will also furnish any exhibits to the Annual Report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our Amended and Restated Bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Currently, our Board of Directors consists of seven members. Additional information about these directors is presented in connection with Proposal One: Election of Directors; Nominees, beginning on page 23 of this Proxy Statement.

Name	Age	Position	Director Since
Michael S. Weiss	39	Chairman of the Board and Chief Executive Officer; Director	2002
I. Craig Henderson, M.D	63	President; Director	2004
Malcolm Hoenlein	61	Director	2001
Lawrence Jay Kessel, M.D	51	Director	2003
Eric Rose, M.D.	54	Director	2004
Lindsay A. Rosenwald, M.D	50	Director	2000
Peter Salomon, M.D	45	Director	2003

The corporate governance standards adopted by the Nasdaq Stock Market, or Nasdaq, require that a majority of the members of our Board of Directors be “independent” as Nasdaq defines that term. Additionally, the Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board of Directors undertook its annual review of director independence on March 7, 2005. During the review, our Board of Directors considered relationships and transactions during 2005 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and our Company and subsidiaries and affiliates of the Company, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board of Directors determined that Malcolm Hoenlein, Lawrence Kessel, Eric Rose, Lindsay Rosenwald and Peter Salomon are independent under the criteria established by Nasdaq and by our Board of Directors. In accordance with the Nasdaq rules, our independent directors met twice during 2004 in sessions in which only the independent directors participated.

During 2004, each incumbent director standing for re-election attended at least 75% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee and the Compensation Committee, descriptions of which are set forth in more detail below. In addition, the directors are expected to attend each annual meeting of stockholders, and it is our expectation that all our directors will attend this year’s Annual Meeting. Last year six directors attended the 2004 Annual Meeting of Stockholders.

Directors who are not employed by us and who do not have a contractual right to a seat on our Board of Directors are entitled to the following compensation:

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Each of our non-employee directors is paid a $10,000 retainer for service on our Board of Directors and members of our Audit Committee are paid an additional $2,500.

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Each director receives reimbursement for reasonable travel expenses incurred in attending meetings of our Board of Directors and meetings of committees of our Board of Directors.

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Upon initial election or appointment to our Board of Directors, each non-employee director is entitled to receive options to purchase 50,000 shares of our common stock pursuant to our 2004 Long-Term Incentive Plan. Upon each re-election to our Board of Directors, each director receives options to purchase an additional 10,000 shares of our common stock. In addition, each non-employee director who has completed his or her third year of service on the Board of Directors will be granted options to purchase 30,000 shares of our common stock. These options are granted to each director on the next business day after the adjournment of the annual meeting of stockholders. Under United States federal income tax law, these options are non-

qualified stock options. Pursuant to the 2004 Long-Term Incentive Plan, each option has an exercise price per share equal to the fair market value of our common stock on the date of grant and a portion of such grant may be immediately exercisable. Each grant has a term of ten years, subject to earlier termination following the director’s cessation of service on our Board of Directors.

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Messrs. Weiss and Henderson are each employed by the Company and Dr. Henderson sits on our Board of Directors pursuant to the terms of his employment agreement. Each of Mr. Weiss and Dr. Henderson may terminate his respective employment agreement for good reason if he is not re-elected to our Board of Directors. For a description of our agreements with each of our executive officers please see “Our Executive Officers - Employment Agreements” beginning on page 10 of this Proxy Statement.

•

There are no other directors who have a contractual right to a seat on our Board of Directors.

Communicating with the Board of Directors

Our Board of Directors has established a process by which stockholders can send communications to the Board of Directors. You may communicate with the Board of Directors as a group, or to specific directors, by writing to Ron Bentsur, our Secretary and Vice President, Finance and Investor Relations, at our offices located at 750 Lexington Avenue, New York, New York 10022. The Secretary will review all such correspondence and regularly forward to the Board of Directors a summary of all correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matte rs may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@keryx.com. These concerns will be immediately brought to the attention of our Audit Committee and handled in accordance with procedures established by our Audit Committee.

Audit Committee

The Audit Committee held seven meetings during the fiscal year ended December 31, 2004. The Audit Committee currently consists of Dr. Lawrence Kessel, Dr. Lindsay Rosenwald and Dr. Peter Salomon. The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Charter of the Audit Committee adopted by the Board of Directors. A copy of the Amended and Restated Charter of the Audit Committee can be found on our corporate website at www.keryx.com. Among other things, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent accountants and consulting with and reviewing the services provided by our independent accountants. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of the independent accountants.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees, particularly the Nasdaq corporate governance rules and rules adopted by the SEC. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a certain level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board of Directors has determined that Dr. Rosenwald is an “audit committee financial expert,” as the SEC defines that term. Please see Dr. Rosenwald’s biography on page 24 for a description of his relevant experience.

The report of the Audit Committee can be found on page 8 of this Proxy Statement.

Compensation Committee

The Compensation Committee held three meetings during the fiscal year ended December 31, 2004 and took a number of other actions by unanimous written consent. The Compensation Committee currently consists of Mr. Malcolm Hoenlein, Dr. Lawrence Kessel and Dr. Lindsay Rosenwald. Among other things, the Compensation Committee determines the compensation of our Chief Executive Officer and reviews and takes action on the recommendation of our Chief Executive Officer as to the appropriate compensation of our other executive officers. The Compensation Committee is also responsible for the administration of our stock option plans, under which option grants and stock issuances may be made to all employees, directors and consultants. The Board of Directors has determined that all members of the Compensation Committee are “independent” as required by Nasdaq.

The report of the Compensation Committee can be found on page 15 of this Proxy Statement.

Nominating Process

We do not currently have a nominating committee or any other committee serving a similar function. Director nominations are recommended to our full Board of Directors by a vote of a majority of our independent directors. Although we do not have a written charter in place to select director nominees, our Board of Directors has adopted resolutions regarding the director nomination process. We believe that the current process in place functions to select director nominees who will be valuable members of our Board of Directors.

Our independent directors identify potential nominees for director through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. The independent directors may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

Our independent directors will also consider candidates recommended by stockholders for nomination to our Board of Directors. A stockholder who wishes to recommend a candidate for nomination to our Board of Directors must submit such recommendation to our Secretary, Ron Bentsur, at our offices located at 750 Lexington Avenue, New York, New York 10022. Any recommendation must be received not less than 120 calendar days nor more than 150 calendar days before the first anniversary date of the proxy statement being released in connection with the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board of Directors must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) a complete description of the candidate’s qualifications, experience, background and affiliations, as wo uld be required to be disclosed in the proxy statement pursuant to Regulation 14A of the SEC, (iii) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (iv) the name and address of the stockholder(s) of record making such a recommendation.

Our independent directors evaluate all candidates to our Board of Directors by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board of Directors, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board of Directors: the independence of the director nominee; the nominees’ character and integrity, financial literacy, level of education and business experience; whether the nominee has sufficient time to devote to our Board of Directors; and the nominee’s commitment to represent the long-term interests of our stockholders.

Code of Ethics

Keryx’s has adopted a Code of Conduct and Ethics, or the Code, that applies to all of our directors and employees, including our Chief Executive Officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the code. We have posted our Code of Conduct and Ethics on our website, located at www.keryx.com.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

KPMG LLP, or KPMG, has audited our financial statements for the fiscal years ended December 31, 2002, December 31, 2003 and December 31, 2004. Our Audit Committee has approved KPMG to remain as our independent registered public accounting firm for the fiscal year ending December 31, 2005, and has asked the stockholders to ratify the selection of KPMG as our independent registered public accounting firm. See Proposal Two: Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm, on page 25 of this Proxy Statement.

The Audit Committee has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining KPMG’s independence. All proposed engagements of KPMG, whether for audit services or permissible non-audit services, are pre-approved by our Audit Committee.

Audit Fees

During the fiscal years ended December 31, 2003 and December 31, 2004, KPMG billed us an aggregate of approximately $135,700 and $206,900, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Form 10-K for those two fiscal years, the review of our financial statements included in our Quarterly Reports on Form 10-Q during those two fiscal years, and our registration statement filings and consultation in connection with non-cash stock compensation and the restructuring of our operations.

Audit-Related Fees

During the fiscal years ended December 31, 2003 and December 31, 2004, we were not billed by KPMG for any assurance and related services reasonably related to the performance of the audits and reviews for those two fiscal years, in addition to the fees described above under the heading “Audit Fees.”

Tax Fees

During the fiscal years ended December 31, 2003 and December 31, 2004, KPMG billed us an aggregate of approximately $35,400 and $44,300, respectively, for professional services rendered for tax compliance, tax advice, and tax planning services. These professional services consisted of general consultation from time to time regarding compliance with and planning for federal, state, local, and international tax matters.

All Other Fees

During the fiscal years ended December 31, 2003 and December 31, 2004, KPMG billed us an aggregate of approximately $11,100 and $11,500 respectively, in fees for services, other than those described above, rendered to us and our affiliates for those two fiscal years. These fees were incurred for consulting services on various issues, including valuation services related to the structuring of our operations.

Pre-Approval of Services Provided by KPMG

Our Audit Committee has established a policy setting forth the procedures under which services provided by KPMG will be pre-approved by our Audit Committee. The potential services that might be provided by KPMG fall into two categories:

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Services that are permitted, including the audit and review of our annual and quarterly financial statements and related attestations, pension and benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and

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Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that KPMG, as our independent registered public accounting firm, may not legally provide, include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of KPMG, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with KPMG that outlines services that we reasonably expect we will need from KPMG, and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act of 1934, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

In March 2004, our Audit Committee reviewed its written charter previously adopted by our Board of Directors in light of the new corporate governance rules established by Nasdaq and the SEC. Following this review, our Board of Directors adopted an amended and restated charter for our Audit Committee, a copy of which was filed with the 2004 Proxy Statement as Annex B. Our Audit Committee plans to review and assess the adequacy of our amended and restated charter on an annual basis. Our amended and restated charter is available on our website at www.keryx.com.

As discussed more fully in the charter, the Audit Committee’s primary responsibilities fall into three broad categories:

•

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by our management, including discussions with management and our outside independent registered public accounting firm about the preparation of the annual financial statements and key accounting, reporting and disclosure matters;

•

Second, the Audit Committee is responsible for monitoring our relationship with our outside independent registered public accounting firm, including controlling the appointment, retention, compensation and evaluation of the independent registered public accounting firm, reviewing the scope of audit and non-audit services and related fees (including any other services being provided to us by the independent registered public accounting firm), and determining whether the outside independent registered public accounting firm is independent; and

•

Third, the Audit Committee oversees management’s implementation of effective systems of internal controls, including the review of policies relating to legal and regulatory compliance, ethics, and conflicts of interests, and review of the activities and recommendations of our internal auditing program.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes appropriate attention to each of the matters assigned to it under the charter.

In monitoring the preparation of our financial statements, the Audit Committee met with both management and our outside independent registered public accounting firm to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, “Codification of Statements on Auditing Standards,” as amended, or SAS 61. SAS 61 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•

Methods used to account for significant or unusual transactions;

•

The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and

•

Any disagreements with management over the application of accounting principals, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of KPMG, our independent registered public accounting firm, including the written disclosures made by KPMG to the Audit Committee, as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” Independence Standards Board Standard No. 1 requires the independent registered public accounting firm to (i) disclose in writing all relationships that in the independent registered public accounting firm’s professional opinion may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

By the Audit Committee of the Board of Directors,

Dr. Rosenwald, Chairman
Dr. Kessel
Dr. Salomon

OUR EXECUTIVE OFFICERS

Executive Officers

Our executive officers are as follows:

Name	Age	Position
Michael S. Weiss	39	Chairman and Chief Executive Officer
I. Craig Henderson, M.D	63	President
Ron Bentsur	39	Vice President, Finance and Investor Relations, Treasurer, Secretary

The following is information about our executive officers who are not also directors. No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biographies of our other executive officers are presented in connection with Proposal One: Election of Directors; Nominees beginning on page 23 of this Proxy Statement.

Ron Bentsur, has served as our Vice President, Finance and Investor Relations since June 2003. From October 2000 to June 2003, Mr. Bentsur served as our Director of Investor Relations. From July 1998 to October 2000, he served as Director of Technology Investment Banking at Leumi Underwriters, where he was responsible for all technology/biotechnology private placement and advisory transactions. From June 1994 to July 1998, Mr. Bentsur worked as an investment banker at ING Barings Furman Selz. Mr. Bentsur holds a B.A. in Economics and Business Administration with distinction from the Hebrew University of Jerusalem, Israel and an M.B.A., Magna Cum Laude, from New York University’s Stern Graduate School of Business.

Employment Agreements

The following is a summary of the employment agreements with each of our named executive officers.

Michael S. Weiss

We entered into an employment agreement with Michael S. Weiss on December 23, 2002, to serve as our Chairman and Chief Executive Officer. Under the agreement, Mr. Weiss’ initial base salary was $250,000, with annual salary increases to be determined by the Compensation Committee, in their sole discretion. Mr. Weiss is also eligible to receive an annual bonus of up to 100% of his base salary if certain corporate goals and objectives set by the Board of Directors are met to the satisfaction of the Board of Directors. Under his agreement, Mr. Weiss received a performance-based cash bonus of $1 million during 2004 when Keryx’s market capitalization reached $500 million. Mr. Weiss is eligible to receive an additional performance-based cash bonus equal to $2 million if, and when, our total market capitalization is greater than $1 billion or our working capital is at least equal to $150 million.

In order to induce Mr. Weiss to enter into an employment arrangement with Keryx, the Compensation Committee granted Mr. Weiss an initial ten-year option to purchase 4,050,000 shares of our common stock at an exercise price of $1.30 per share, the fair market value of our common stock on the date of grant. Under his agreement, as of December 31, 2004, 2,250,000 of these options have vested. The remaining options vest as follows:

•

112,500 shares each quarter until December 23, 2005;

•

1,350,000 shares after seven years of employment, provided that Mr. Weiss is employed on that date as our Chairman and/or Chief Executive Officer and/or a member of our Board of Directors. The vesting of these options will be accelerated upon the occurrence of the earlier of our:

•

achieving a total market capitalization of more than $1 billion (including shares of our common stock held by affiliates); or

•

obtaining at least $150 million in working capital.

The Board of Directors may, in its discretion, provide Mr. Weiss with additional annual or special grants of stock options.

In the event of a change of control or a reorganization event, or in the event that we terminate Mr. Weiss’ employment without cause, or as a result of his death or disability, or he terminates his employment for good reason, the options described above that are unexercisable at the time of such event or termination shall be accelerated per the terms of the agreement. Additionally, the Compensation Committee shall have the discretion to accelerate all or a portion of these options at any time.

The agreement may be terminated by either party for any reason on 90 days notice. If we terminate Mr. Weiss without cause, or he terminates the agreement for good reason and he signs a waiver and release of any claims against us, he will be entitled to receive a severance payment equal to 12 months of his base salary and a pro-rata payment of the bonus he would have been entitled to had he remained employed by us. Additionally, the occurrence of certain events, such as a change in control, will cause the acceleration of certain unvested options held by Mr. Weiss. In addition, if he is not re-elected to our Board of Directors at our 2005 Annual Meeting, he will be entitled to terminate this employment agreement for good reason. The agreement also provides that if Mr. Weiss’s employment is terminated because of his death or disability, he or his heirs will be paid his current salary for three months.

I. Craig Henderson, M.D.

We entered into an employment agreement with Dr. I. Craig Henderson on January 31, 2004 to serve as our President. Under the agreement, Mr. Henderson’s initial base salary was $250,000, with annual salary increases to be determined in accordance with our corporate policies. Dr. Henderson is also eligible to receive an annual bonus if certain performance objectives set by our Chief Executive Officer are met.

In order to induce Dr. Henderson to enter into an employment arrangement with us, our Compensation Committee granted him an initial ten-year option to purchase 1,000,000 shares of our common stock at an exercise price equal to $4.59 (which was the closing price of our common stock on the trading day prior to Dr. Henderson’s first day of employment with Keryx). Under his agreement, 166,666 of these options have vested as of December 31, 2004. The remaining 833,334 options vest as follows:

•

166,667 shares of our common stock over the first three years of employment (none of which have vested as of December 31, 2004); and

•

666,667 shares of our common stock after seven years of employment provided that Dr. Henderson is employed on that date as our President. The vesting of these options shall be accelerated in full upon the occurrence of each of the following events:

•

166,667 shares of our common stock upon our achieving a total market valuation of more than $1 billion or obtaining at least $150 million in working capital;

•

166,667 shares of our common stock upon the approval of a New Drug Application for KRX-101 by the United States Food and Drug Administration;

•

166,667 shares of our common stock upon the approval of the first New Drug Application by the United States Food and Drug Administration for a drug candidate acquired by us from ACCESS Oncology; and

•

166,666 shares of our common stock upon annual sales for any or all drug candidates acquired by us from ACCESS Oncology exceeding $100 million.

Dr. Henderson’s employment agreement terminates on January 31, 2007, unless either party terminates it at an earlier time. Additionally, the employment agreement will be automatically renewed for two years unless either party provides written notice of non-renewal to the other party at least six months before the expiration date. If Dr. Henderson is terminated without cause or if Dr. Henderson terminates for good reason, he will receive (i) one year of base salary, (ii) any unpaid portion of his bonus, (iii) any incurred and unpaid expenses, and (iv) continued vesting of his stock options for one year. If Dr. Henderson’s employment is terminated in anticipation of or within 12 months following a change in control, he will be paid two years of base salary and all of his unvested stock options will be accelerated. Certain of Dr. Henderson’s options will vest upon his termination. The employment agreement also provides that should his employment be terminated as a result of death of disability, Dr. Henderson’s heirs would be paid his base salary.

Dr. Henderson was initially appointed to our Board of Directors pursuant to the employment agreement. If he is not re-elected to our Board of Directors at our 2005 Annual Meeting, he will be entitled to terminate this employment agreement for good reason.

Ron Bentsur

We entered into an employment agreement with Ron Bentsur on June 23, 2003, to serve as our Vice President, Finance and Investor Relations. Under the agreement, Mr. Bentsur’s initial base salary was $160,000 per year, with increases to be determined by the Compensation Committee, except that his salary increased to $170,000 one year after the effective date of his employment agreement. Mr. Bentsur is also eligible to receive one or more bonuses per calendar year in an amount determined at the discretion of the Chief Executive Officer in consultation with the Compensation Committee.

Mr. Bentsur’s employment agreement may be terminated by us or Mr. Bentsur for any reason by providing 90 days written notice. If Mr. Bentsur is terminated without cause and signs a waiver and release of claims against us, the Compensation Committee will take all necessary steps to ensure the vesting of all of Mr. Bentsur’s unvested options. The employment agreement also provides that should his employment be terminated due to disability or death, his heirs will be paid his base salary for three months.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and other compensation we paid to our named executive officers for all services in all capacities during the years indicated.

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation ($)(5)		Securities Underlying Options/SARS (#)	All Other Compensation ($)(7)
Michael S. Weiss	2004	$275,000	$1,000,000	(4)	$4,232	(6)	—	$12,023
Chairman and Chief	2003	$250,000	$250,000		$50,780	(6)	—	$14,462
Executive Officer (1)	2002	$6,076	—		$50,000	(6)	4,050,000	—

I. Craig Henderson	2004	$229,167	$187,500		$36,833	(6)	1,000,000	$321
President (2)

Ron Bentsur	2004	$164,167	$63,750		—		40,000	—
VP of Finance and	2003	$114,967	$35,000		$20,306		170,000	$16,900
Investor Relations (3)	2002	$88,169	—		$23,721		30,000	$12,000

———————

(1)

Michael S. Weiss commenced serving as our Chairman and Chief Executive Officer on December 23, 2002.

(2)

I. Craig Henderson commenced serving as our President on February 5, 2004.

(3)

Ron Bentsur commenced serving as our Vice President, Finance and Investor Relations on June 23, 2003.

(4)

Pursuant to his employment agreement, Mr. Weiss received a performance-based cash bonus of $1 million during 2004 when Keryx’s market capitalization reached $500 million.

(5)

Includes payments made for social security, pension and disability insurance premiums, payments made in lieu of statutory severance, payments for continuing education plans, accrued vacation redemptions and deferred compensation obligations which were paid in 2004 in connection with the acquisition of Access Oncology, Inc. (see footnote 6 of this Summary Compensation Table below).

(6)

Reflects payments made in 2004 in connection with the acquisition of Access Oncology, Inc., related to deferred compensation obligations.

(7)

Includes the value of vacation accrued and reimbursement for automobile and relocation expenses.

Option Grants in Last Fiscal Year

The following table provides certain information concerning individual grants of options to purchase our common stock made to the named executive officers during 2004 and the potential realizable value of those options as determined in accordance with SEC rules.

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/ SARS Granted To Employees in Fiscal Year	Exercise of Base Price ($/Share)	Expiration Date	Grant Date Present Value ($)
Michael S. Weiss	—	—	—	—	—
I. Craig Henderson	1,000,000	53.5%	$4.59	1/1/2014	$3,092,000
Ron Bentsur	40,000	2.1%	$4.59	1/1/2014	$ 123,680

Aggregated Option/SAR Exercises in Fiscal Year 2004 and Fiscal Year End Option/SAR Values

The following table provides certain information on options exercised by the named executive officers during fiscal 2004 and unexercised options held as of December 31, 2004.

Name	Shares Acquired On Exercise	Value Realized	Number Of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value Of Unexercised In-the-Money Options/SARs at FY-End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael S. Weiss	—	—	2,250,000	1,800,000	$23,107,500	$18,486,000
I. Craig Henderson	—	—	166,667	833,333	$ 1,163,336	$ 5,816,664
Ron Bentsur	—	—	171,004	125,000	$ 1,284,215	$ 1,169,150

———————

(1)

The value of the unexercised in-the-money options at year-end has been calculated based on a price of $11.57, which was the closing price of our common stock on Nasdaq on December 31, 2004.

Equity Compensation Plan Information

The following table shows aggregate information, as of December 31, 2004, with respect to equity compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders (1)	4,476,964	$2.86	4,232,822
Equity Compensation Plans Not Approved by Security Holders (2)	3,716,210	$2.64	22,500
Total	8,193,174	$2.76	4,255,322

———————

(1)

Includes shares of our common stock available for future grants under the 1999 Plan, the 2000 Plan and the 2004 Long-Term Incentive Plan. No additional shares of our common stock may be issued under the 1999 Plan. Up to 890,322 shares may be issued under the 2000 Plan as options or restricted stock and up to 3,342,500 shares may be issued under the 2004 Long-Term Incentive Plan as options or restricted stock.

(2)

Includes shares of our common stock available for future grants under the Non-Plan, the 2002 CEO Incentive Plan and the 2004 President Incentive Stock Option Plan. Up to 22,500 shares of our common stock may be issued under the Non-Plan as options or restricted stock. No additional shares may be issued under the 2002 CEO Incentive Plan and the 2004 President Incentive Stock Option Plan.

REPORT OF THE COMPENSATION COMMITTEE

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report or the performance graphs by reference therein.

What is our compensation philosophy?

Our philosophy is to provide competitive compensation packages and, where appropriate, align compensation of senior management with the long-term interests of our stockholders. We determine the compensation of our senior management team by evaluating our corporate performance and each executive officers’ own level of performance.

What is the structure of our executive compensation?

Executive compensation consists of a base salary, an annual cash bonus, and annual long-term stock-based incentives.

We have structured our compensation plan to provide incentives for senior management that will promote improvements in our corporate performance and stock price over the short- and long-term.

How do we determine base salaries?

We determine base salaries by examining each individual’s experience and performance. We also compare our base salaries to those of other comparable companies in the biotechnology industry. Our base salaries for most positions are generally below the median of equivalent positions in comparable companies in the biotechnology industry. Base salaries are reviewed annually.

How do we determine annual bonuses?

We base each executive officers annual bonus on a combination of our overall performance and the officers’ overall performance.

How do we use compensation to ensure that our senior management is focused on our long-term performance?

We use stock options to provide long-term incentives to our executive officers. the Compensation Committee approves all grants of stock options to executive officers. These stock option grants are designed to align the interests of each executive officer with those of our stockholders. Options are generally exercisable over a ten-year period at the fair market value per share on the date of grant. Options granted to executive officers and others pursuant to our 2000 Stock Option Plan generally become exercisable in equal installments over a three-year vesting period. Options granted to executive officers and others pursuant to our 2004 Long-Term Incentive Plan generally become exercisable in equal installments over a four-year vesting period. The options will provide an economic benefit to the executive officer only if he or she remains employed by us during the vesting period and the market price of our common stock increases.

How do we determine the compensation of our Chief Executive Officer?

Mr. Weiss has been our Chief Executive Officer since December 23, 2002. Mr. Weiss’ base salary for 2004 was $275,000. His compensation was determined by establishing a base salary competitive with those paid to chief executive officers by other biotechnology companies and making a significant percentage of his total compensation package contingent upon corporate and individual performance. Pursuant to his employment agreement, Mr. Weiss received a performance-based cash bonus of $1 million during 2004 when Keryx’s market capitalization reached $500 million.

What is the impact of Internal Revenue Code Section 162(m)?

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for certain compensation in excess of one million dollars paid to the company’s executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Our Compensation Committee reviews the potential effect of Section 162(m) of the Internal Revenue Code periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m) of the Internal Revenue Code. Nevertheless, there can be no assurance that compensation attributable to awards granted under our option plans will be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. In addition, our Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when it believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees. For example, the Compensation Committee granted our Chief Executive Officer an award of stock options pursuant to the 2002 CEO Incentive Stock Option Plan that may be subject to the limits because such plan has not been approved by our stockholders.

By the Compensation Committee of the Board of Directors

Dr. Rosenwald, Chairman
Mr. Hoenlein
Dr. Kessel

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of our Compensation Committee are Mr. Malcolm Hoenlein, Dr. Lawrence Kessel, and Dr. Lindsay Rosenwald. No member of our Compensation Committee was at any time during 2004, or formerly, an officer or employee of Keryx or any of our subsidiaries, nor has any member of our Compensation Committee had any relationship with Keryx requiring further disclosure.

During the last fiscal year, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers either served as a member of our Compensation Committee or our Board of Directors.

COMMON STOCK PERFORMANCE GRAPH

Our common stock has been listed for trading on the Nasdaq National Market under the symbol “KERX” since July 28, 2000. The following graph compares the cumulative total stockholder return on our common stock for the period from July 28, 2000, the date of our initial public offering, through December 31, 2004, with the cumulative total return over such period on (i) the US Index of the Nasdaq National Market and (ii) the Biotechnology Index of the Nasdaq Stock Market. The graph assumes an investment of $100 on July 28, 2000, in our common stock (at the initial offering price) and in each of the indices listed above, and assumes the reinvestment of all dividends. Measurement points are July 28, 2000, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003, and December 31, 2004.

	Cumulative Total Return
	7/00	12/00	12/01	12/02	12/03	12/04
KERYX BIOPHARMACEUTICALS, INC	100.00	101.25	73.00	15.80	46.50	115.70
NASDAQ STOCK MARKET (U.S.)	100.00	66.64	50.05	35.35	54.03	47.60
NASDAQ BIOTECHNOLOGY	100.00	100.15	84.21	51.59	75.59	61.73

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders.

Some of our officers and directors have not timely filed a Form 3 and/or Form 4. Each of the transactions that was not filed was either a purchase of our common stock on the open market or was a grant of stock options pursuant to our various stock option plans. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal years ended December 31, 2004, 2003, 2002 and 2001, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were complied with in a timely manner, except in the following instances: (1) each of Dr. Henderson, Mr. Hoenlein, Dr. Kessel, Dr. Salomon and Mr. Weiss failed to file a Form 3; (2) Mr. Bentsur failed to file three transactions in 2003; (3) Dr. Henderson failed to file one transaction in 2004; (4) Mr. Hoenlein fai led to file one transaction in 2003, one transaction in 2002, and two transactions in 2001; (5) Dr. Kessel failed to file two transactions in 2003; (6) Dr. Rosenwald failed to file one transaction in 2003 and one transaction in 2002; (7) Dr. Salomon failed to file two transactions in 2003; and (8) Mr. Weiss failed to file one transaction in 2002. The Company intends to assist these officers and directors to file either a Form 3 or Form 4 as is applicable to properly disclose these transactions.

RELATED-PARTY TRANSACTIONS

During 2004, we entered into a temporary lease arrangement with I. Craig Henderson, our President, for the utilization of a part of his residence for office space associated with our employees in San Francisco, California. In 2004, we accrued an expense of $50,000 due to Dr. Henderson pursuant to the terms of this arrangement. As of March 31, 2005, we have accrued an additional expense of $12,000 due to Dr. Henderson pursuant to the terms of this arrangement. In 2005, we expect to move our San Francisco operations to new office space, and will terminate our arrangement with Dr. Henderson at that time.

In addition, during 2004, we received a final payment of $107,000 from AOI Communications, L.P., for which Michael S. Weiss, our Chairman and Chief Executive Office, serves as the managing member of the general partner. We received this payment pursuant to a service agreement that was entered into by ACCESS Oncology, Inc., prior to our acquisition of ACCESS Oncology, Inc. in February 2004. This agreement was terminated in 2004. The services provided pursuant to this agreement included office sharing and the utilization of certain telecommunication and human resource functions.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS,

AND 5% BENEFICIAL OWNERS

The following table shows information, as of April 5, 2005, concerning the beneficial ownership of our common stock by:

•

each person we know to be the beneficial owner of more than 5% of our common stock;

•

each of our directors (all of whom are nominees for re-election);

•

each of our named executive officers shown in our Summary Compensation Table; and

•

all current directors and executive officers as a group.

As of December 31, 2004, there were 31,317,180 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of December 31, 2004. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Shares Outstanding
Maverick Capital, Ltd. (2)	1,635,749	5.22%
S.A.C. Capital Advisors (3)	1,821,506	5.82%
Ron Bentsur (4)	201,828	*
I. Craig Henderson, M.D (5)	222,223	*
Malcolm Hoenlein(6)	52,000	*
Lawrence Jay Kessel, M.D.(7)	65,926	*
Eric Rose	—	—
Lindsay A. Rosenwald, M.D (8)	5,525,010	17.59%
Peter Salomon, M.D.(9)	56,800	*
Michael S. Weiss (10)	2,457,385	7.32%
All current directors and executive officers as a
group (11)	8,388,787	24.51%

———————

*

Less than 1% of outstanding common stock

(1)

The address of each of the directors and officers listed is c/o Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022.

(2)

Maverick Capital, Ltd. is the beneficial owner of 1,635,749 shares of our common stock. Maverick Capital Management, LLC is the general partner of Maverick Capital, Ltd. and has sole investment discretion regarding the shares. Maverick Capital, Ltd. and Maverick Capital Management, LLC are located at 300 Crescent Court, 18th floor, Dallas, Texas 75201. This information is based upon Schedule 13G filed February 14, 2005 with the SEC.

(3)

S.A.C. Capital Advisors, S.A.C. Capital Management, LLC and Steven A. Cohen each beneficially own greater than 5% of our common stock. The shares are owned directly by S.A.C. Healthco Fund, LLC, S.A.C MultiQuant Fund, LLC, and S.A.C. Capital Associates. S.A.C. Capital Advisors is located at 72 Cummings Point Road, Stamford, Connecticut 06902. S.A.C. Capital Management is located at 540 Madison Avenue, New York, New York 10022. S.A.C. Healthco Fund, LLC, S.A.C MultiQuant Fund, LLC, and S.A.C. Capital Associates are located at P.O. Box 58, Victoria House, The Valley, Anguilla, British West Indies. This information is based upon Schedule 13G filed February 14, 2005 with the SEC.

(4)

Includes 186,837 shares of our common stock issuable upon the exercise of options.

(5)

Includes 222,223 shares of our common stock issuable upon the exercise of options.

(6)

Includes 50,000 shares of our common stock issuable upon the exercise of options.

(7)

Includes 55,000 shares of our common stock issuable upon the exercise of options.

(8)

Includes 250,485 shares of our common stock held by Paramount BioCapital Investments LLC, an affiliate of Paramount Capital, Inc., of which Dr. Rosenwald is Chairman. Also includes 30,000 shares of our common stock issuable upon the exercise of options issued to Dr. Rosenwald, 14,064 shares of our common stock issuable upon the exercise of a warrant held by Dr. Rosenwald and 50,110 shares of our common stock issuable upon the exercise of a warrant held by Paramount Capital Investments LLC. Also includes the 192,385 shares of our common stock underlying an irrevocable stock purchase option that Dr. Rosenwald has granted to Michael S. Weiss, our Chairman and Chief Executive Officer (see Footnote 10 below), and 75,000 shares of common stock underlying an irrevocable stock purchase option that Dr. Rosenwald has granted to a third party. Also includes 2,374,187 shares of our common stock registered in the name of Lester Lipschut z, as trustee for the trust to which the shares were transferred. Dr. Rosenwald disclaims beneficial ownership of all such shares held by the trust.

(9)

Includes 55,000 shares of our common stock issuable upon the exercise of options.

(10)

Includes 2,250,000 shares of our common stock issuable upon the exercise of options. Also includes 192,385 shares of our common stock currently held by Dr. Rosenwald, a director and beneficial holder of more than 5% of our common stock, all of which Mr. Weiss has the irrevocable right to purchase from Mr. Rosenwald upon the exercise of an option granted to Mr. Weiss by Dr. Rosenwald (also see footnote 8 above).

(11)

Includes 2,849,060 shares of our common stock issuable upon the exercise of options and 64,174 shares of our common stock issuable upon the exercise of warrants, provided that the 192,385 shares of our common stock underlying the irrevocable stock purchase option granted by Dr. Rosenwald to Mr. Weiss (see footnotes 8 and 10 above) have only been counted once for purposes of calculating the shares beneficially owned by all current directors and executive officers as a group.

PROPOSAL ONE

ELECTION OF DIRECTORS; NOMINEES

Our Amended and Restated Bylaws provide that the Board of Directors shall consist of one or more members, as determined from time to time by resolution of the Board of Directors. Currently, our Board of Directors consists of seven members. These seven directors have been nominated for re-election at the Annual Meeting by our Board of Directors based on the nomination of a majority of our independent directors. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for re-election, but if any of them is unable to serve at the time the election occurs, the proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board of Directors.

Certain Information Concerning the Director Nominees

The following biographies set forth the names of the director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them in companies that are subject to the reporting requirements of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information. Five of the nominees have been determined by the Board of Directors to be independent under the Nasdaq rules and two of the nominees are executive officers of the Company. There are no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected an officer or director other than an understanding between Keryx and Dr. I. Craig Henderson regarding his appointment to our Board of Directors pursuant to his employment agreement.

Michael S. Weiss, 39, has served as our Chairman and Chief Executive Officer since December 2002. From March 1999 to December 2002, Mr. Weiss served as Chief Executive Officer and Chairman and later as the Executive Chairman of ACCESS Oncology, a private biotechnology company that we acquired in February 2004 and that is dedicated to the in-licensing and development of clinical stage oncology drugs. Previously, from November 1993 to March 1999, Mr. Weiss served as Senior Managing Director of Paramount Capital, Inc., an NASD registered broker-dealer. He currently serves as a director of Genta, Inc., a publicly-traded biopharmaceutical company. Mr. Weiss received a J.D. from Columbia Law School and a B.A. from the State University of New York at Albany.

I. Craig Henderson, M.D., 63, has served on our Board of Directors since March 2004. Dr. Henderson has served as President of Keryx Biopharmaceuticals since March 11, 2004, and serves as the CEO and President of ACCESS Oncology, the private biotechnology company that we acquired in February 2004, a position he has held since January 2001. Dr. Henderson has served as Senior Consultant and Director of Alza Pharmaceuticals since 1999. He also served as CEO and Chairman of SEQUUS Pharmaceuticals from 1995 to 1999. Dr. Henderson received his A.B. from Grinnell College and his M.D. from Columbia University’s College of Physicians and Surgeons.

Malcolm Hoenlein, 61, has served on our Board of Directors since January 2001. Mr. Hoenlein currently serves as the Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, a position he has held since 1986. He also serves as a director of Bank Leumi. Mr. Hoenlein received his B.A. from Temple University and his M.A. from the University of Pennsylvania.

Lawrence Jay Kessel, M.D., 51, has served on our Board of Directors since 2003. Since 1984, Dr. Kessel has served as President of Lawrence J. Kessel, M.D. & Associates, PC, a physician practice specializing in internal medicine and geriatrics. He is an active attending staff and clinical instructor at Chestnut Hill Hospital (University of Pennsylvania affiliate) and Roxborough Memorial Hospital in Philadelphia, Pennsylvania. Dr. Kessel presently serves as a director of Cypress Biosciences, Inc., NovaDel Pharma Inc., and Dor BioPharma, Inc. He received his B.S. from the University of Pittsburgh and his M.D. from the Temple University School of Medicine. Dr. Kessel is a board reviewer for the American Board of Internal Medicine, as well as a Fellow of the American College of Physicians. Dr. Kessel also serves on the advisory board of Independence Blue Cross.

Eric Rose, M.D., 54, has been on our Board of Directors since August 2004. Dr. Rose is currently the director of surgical services and Surgeon-in-Chief at Columbia-Presbyterian Medical Center of New York-Presbyterian Hospital. From 1982-1992, he led the Columbia-Presbyterian heart transplantation program. Dr. Rose holds numerous academic and hospital posts, including Chairman of the Department of Surgery and Morris and Rose Milstein/Johnson & Johnson Professor of Surgery at Columbia University College of Physicians & Surgeons, where he is also the Associate Dean of Translational Research. Dr. Rose is also the co-founder of several biotechnology companies in the cardio-renal area, including Nephros, Inc., a publicly traded company, for which he serves as Chairman. Dr. Rose serves as a director of SIGA Technologies, Inc., also a publicly traded biotechnology company. Dr. Rose rec eived his bachelor’s degree from Columbia College and his medical degree from Columbia University College of Physicians and Surgeons. His postgraduate training was in general surgery and cardiothoracic surgery at the Columbia Presbyterian Medical Center.

Lindsay A. Rosenwald, M.D., 50, has served on our Board of Directors since March 2000. He is an investment banker, as well as a venture capitalist and fund manager. Dr. Rosenwald has served as Chairman of Paramount Capital, Inc. since 1992, Chairman of Paramount Capital Investments LLC, a merchant and investment bank, since 1995, and Chairman of Paramount Capital Asset Management, Inc. since 1994. He also serves as a director of Indevus Pharmaceuticals, Inc. Dr. Rosenwald received his B.S. in Finance from Pennsylvania State University and his M.D. from the Temple University School of Medicine

Peter Salomon, M.D., 45, has served on our Board of Directors since 2003. Dr. Salomon is a board certified gastroenterologist and, since July 1991, has been in private practice with Gastroenterology Associates of South Florida. Dr. Salomon received his B.S. from New York University and his M.D. from New York University’s School of Medicine.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors appointed KPMG LLP as our independent registered public accounting firm to audit Keryx's consolidated financial statements for the year ending December 31, 2005, at its March 7, 2005 meeting. KPMG LLP has acted as our independent registered public accounting firm since 2000. The Audit Committee has directed the Board of Directors to submit its selection of KPMG LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Amended and Restated Bylaws or otherwise. If KPMG LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. A representative of KPMG LLP will be present at the Annual Meeting, and will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to questions of the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS KERYX'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Keryx Biopharmaceuticals, Inc., 750 Lexington Avenue, New York, New York 10022, Attn: Ron Bentsur. You may also contact Ron Bentsur, our Vice President, Finance and Investor Relations, at (212) 531-5965.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2006 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Secretary, Ron Bentsur, at 750 Lexington Avenue, New York, New York 10022 no later than February 8, 2006. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with the Bylaws to Ron Bentsur, our Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year's annual meeting. Therefore, Keryx must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 10, 2006, and no later than April 9, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at our 2006 Annual Meeting of Stockholders, the proxy designated by our Board of Directors will have discretionary authority to vote on any such proposal that may come before the meeting.

Other Matters

Our Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The stock performance graph, the Compensation Committee Report, and the Audit Committee Report, each contained in this Proxy Statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference.

ANNUAL MEETING OF STOCKHOLDERS OF

KERYX BIOPHARMACEUTICALS, INC.

June 8, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Michael S. Weiss
- ○ I. Craig Henderson, M.D.
- ○ Malcolm Hoenlein
- ○ Lawrence Jay Kessel, M.D.
- ○ Eric Rose, M.D.
- ○ Lindsay A. Rosenwald, M.D.
- ○ Peter Salomon, M.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED IN NUMBER 1 AT LEFT AND "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2005.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, providing the officers full title as such. If signer is a partnership, please sign in partnership name by authorized person.